Exhibit (n)(1)

[CLIFFORD CHANCE US LLP LETTERHEAD]

November 16, 2017

NorthStar Real Estate Capital Income Fund-C

590 Madison Avenue

New York, NY 10022

RE:	NorthStar Real Estate Capital Income Fund-C

Ladies and Gentleman:

We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the Form N-2 registration statement of NorthStar Real Estate Capital Income Fund-C. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Clifford Chance US LLP

CLIFFORD CHANCE US LLP